UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33249 (Commission File Number)	16-1751069 (I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 689-5200
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As announced on November 1, 2011, Legacy Reserves Operating, LP, the wholly owned operating subsidiary of Legacy Reserves LP (“Legacy”), entered into an agreement to purchase natural gas properties located in Freemont County, Wyoming for $45 million in cash. The closing of the acquisition is currently anticipated to occur on or about December 1, 2011 and is subject to customary closing conditions, including title and environmental due diligence, and purchase price adjustments.
On November 9, 2011, the Environmental Protection Agency (“EPA”) released new data in its ongoing investigation of the groundwater in Pavillion, Freemont County, Wyoming from domestic and monitoring wells installed in 2010. The EPA anticipates releasing a draft research report in late November, with the goal of releasing a final report in early spring.
Legacy is currently evaluating the impact of the EPA’s recent findings on its proposed acquisition of the natural gas properties in Freemont County, Wyoming, including any environmental indemnities available under the purchase agreement. There is no assurance that this pending acquisition will be consummated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP
	By:	Legacy Reserves GP, LLC, its General Partner

Date: November 14, 2011	By:	/s/ Steven H. Pruett
		Name:	Steven H. Pruett
		Title:	President, Chief Financial Officer and Secretary